As filed with the Securities and Exchange Commission on August 28, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCPHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-5184075
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

scPharmaceuticals Inc.

2400 District Avenue, Suite 310

Burlington, Massachusetts 01803

(617) 517-0730

(Address of Principal Executive Offices) (Zip Code)

scPharmaceuticals Inc. 2017 Stock Option and Incentive Plan

scPharmaceuticals Inc. 2017 Employee Stock Purchase Plan

(Full Title of the Plans)

John H. Tucker

President and Chief Executive Officer

scPharmaceuticals Inc.

2400 District Avenue, Suite 310

Burlington, Massachusetts 01803

(Name and Address of Agent for Service)

(617) 517-0730

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Arthur R. McGivern, Esq.

Mitchell S. Bloom, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
2017 Stock Option and Incentive Plan Common Stock, par value $0.0001 per share	741,389	$5.11(2)	$3,788,497.79	$471.67
2017 Employee Stock Purchase Plan Common Stock, par value $0.0001 per share	205,000	$4.34(3)	$889,700.00	$110.77
Total	946,389		$4,678,197.79	$582.44

(1)

In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

The price of $5.11 per share, which is the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the Nasdaq Global Select Market on August 21, 2018, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price.

(3)

The price of $4.34 per share, which is 85% of the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the Nasdaq Global Select Market on August 21, 2018, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price. Pursuant to the 2017 Employee Stock Purchase Plan, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

(4)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2017 Stock Option and Incentive Plan and 2017 Employee Stock Purchase Plan of scPharmaceuticals Inc. (the “Registrant”) registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No. 333-221677) of the Registrant is effective. Accordingly, the information contained in the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-221677) is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits” with respect to which the Exhibit Index is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of RSM US LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Burlington, Commonwealth of Massachusetts, on August 28, 2018.

SCPHARMACEUTICALS INC.

By:	/s/ John H. Tucker
John H. Tucker
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of scPharmaceuticals Inc. (the “Company”), hereby severally constitute and appoint John H. Tucker and Troy Ignelzi, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 28, 2018:

Signature	Title(s)

/s/ John H. Tucker John H. Tucker	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/Troy Ignelzi Troy Ignelzi	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jack A. Khattar Jack A. Khattar	Chair of the Board of Directors, Director

/s/ Mette Kirstine Agger Mette Kirstine Agger	Director

/s/ Minnie Baylor-Henry Minnie Baylor-Henry	Director

/s/ Dorothy Coleman Dorothy Coleman	Director

Signature	Title(s)

/s/ Mason Freeman, M.D. Mason Freeman, M.D.	Director

/s/ Frederick Hudson Frederick Hudson	Director

/s/ Leonard D. Schaeffer Leonard D. Schaeffer	Director

/s/ Klaus Veitinger, M.D., Ph.D. Klaus Veitinger, M.D., Ph.D.	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of RSM US LLP

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)